UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 4, 2019

Lakeland Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

NEW JERSEY	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 Oak Ridge Road, Oak Ridge, New Jersey 07438

(Address of Principal Executive Offices) (Zip Code)

(973) 697-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As of the close of business on January 4, 2019 (the “Effective Time”), Lakeland Bancorp, Inc. (“Lakeland”) consummated its acquisition of Highlands Bancorp, Inc. (“Highlands”) pursuant to the Agreement and Plan of Merger, dated as of August 23, 2018, by and between Lakeland and Highlands (the “Merger Agreement”). At the Effective Time, Highlands merged with and into Lakeland, with Lakeland continuing as the surviving entity (the “Merger”), and shortly thereafter, Highlands State Bank, a New Jersey-chartered commercial bank and previously a wholly-owned subsidiary of Highlands (“Highlands State Bank”), merged with and into Lakeland Bank, a New Jersey-chartered commercial bank and a wholly-owned subsidiary of Lakeland (“Lakeland Bank”), with Lakeland Bank continuing as the surviving bank (the “Bank Merger” and, collectively, with the Merger, the “Mergers”).

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of Highlands common stock issued and outstanding immediately prior to the Effective Time was converted into and became the right to receive 1.015 shares of Lakeland common stock. Cash will be paid in lieu of fractional shares. In the aggregate, Lakeland paid approximately 2.8 million shares of Lakeland common stock in the Merger.

Former shareholders of Highlands will be receiving Letters of Transmittal pursuant to which they may tender their Highlands common stock certificates in exchange for their portion of the Merger consideration.

Pursuant to the terms of the Merger Agreement, all stock options to purchase Highlands common stock outstanding immediately prior to the Effective Time, which we refer to as “old stock options,” were forfeited or, if the holders executed and delivered prior to the Effective Time an option cancellation agreement, in form and substance reasonably satisfactory to Lakeland, cancelled in exchange for a payment by Lakeland equal to (x) the number of shares of Highlands common stock covered by the old stock option immediately prior to the Effective Time multiplied by (y) the amount, if any, by which the average (rounded to four decimals) of the daily closing sales prices of Lakeland common stock for the 20 consecutive full trading days ending at the close of trading on the date immediately preceding the Effective Time, exceeds the exercise price of such old stock option. Lakeland expects to pay approximately $800,000 in the aggregate in connection with the cancellation of the old stock options.

On January 4, 2019, Lakeland disseminated a press release announcing the closing of the Mergers. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K (including Exhibit 99.1 hereto) contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could” and other similar expressions are intended to identify such forward looking statements. These forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: any difficulties experienced by Lakeland in integrating Highlands’s business with its own; material adverse changes in the combined company’s operations or earnings; decline in the economy in the combined company’s primary market areas; as well as the risk factors set forth in the proxy statement and prospectus filed by Lakeland with the Securities and Exchange Commission in connection with the Merger, and in Lakeland’s Annual Report on Form 10-K for the year ended December 31, 2017 and other periodic filings made by Lakeland with the Commission. Lakeland assumes no obligation for updating any such forward-looking statements at any time.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release of Lakeland Bancorp, Inc., dated January 4, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lakeland Bancorp, Inc.

Date: January 4, 2019	By:	/s/ Timothy J. Matteson
		Name:	Timothy J. Matteson
		Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary